CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-291081 on Form N-2 of our report dated March 16, 2026, relating to the financial statements of Adams Street Venture & Growth Fund, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 16, 2026